Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-59975 of Harrah’s Entertainment, Inc. on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of Harrah’s Entertainment, Inc. Savings and Retirement Plan for the year ended December 31, 2005.

/s/  DELOITTE & TOUCHE LLP

Memphis, Tennessee
June 28, 2006